EXHIBIT 8(a)

                              LIST OF SUBSIDIARIES

                                                                                           Jurisdiction of
Name                                                                                        Incorporation
----                                                                                        -------------
Compania Siderurgica de Guadalajara, S.A. de C.V.                                              Mexico

  Compania Siderurgica de California, S.A. de C.V.                                             Mexico

      Consorcio Internacional, S.A. de C.V.                                                    Mexico

      Compania Siderurgica del Pacifico, S.A. de C.V.                                          Mexico

      Administradora  de Servicios de la Industria  Siderurgica  ICH,  S.A. de C.V.            Mexico

      Procesadora Mexicali, S.A. de C.V.                                                       Mexico

      Sistemas de Transporte de Baja California, S.A. de C.V.                                  Mexico

      Servicios Simec, S.A. de C.V.                                                            Mexico

      Undershaft Investments, N.V.                                                      Netherlands Antilles

        Pacific Steel, Inc.                                                                  California

      Industrias del Acero y del Alambre, S.A. de C.V.                                         Mexico

      Metalica las Torres, S.A. de C.V.                                                        Mexico

      Coordinadora de Servicios Siderurgicos de Calidad, S.A. de C.V.                          Mexico


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